ContextLogic Holdings Completes Corporate Reorganization

Reorganization Enables Company to Protect ~$2.7 Billion of Net Operating Losses (NOLs)

OAKLAND, Calif., August 7, 2025 (GLOBE NEWSWIRE) -- ContextLogic Holdings Inc. (OTCQB: LOGC), a Delaware corporation (“ContextLogic Holdings,” the “Company,” “we” or “our”) today announced the completion of its plan of reorganization in connection with the Second Amended and Restated Agreement and Plan of Reorganization (the “Second A&R Reorganization Agreement”) by and among the Company, ContextLogic Inc., a Delaware corporation (“ContextLogic”), and Easter Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which ContextLogic became a wholly owned subsidiary of ContextLogic Holdings.

The reorganization was approved by ContextLogic stockholders at the Annual Meeting held on July 24, 2025, and has now been effectuated following the satisfaction of all closing conditions. The reorganization was designed to help protect the long-term value of the Company’s substantial net operating losses (“NOLs”) while providing strategic and operational flexibility as the Company seeks to grow organically and through acquisitions.

The ContextLogic Board of Directors effectuated an automatic redemption of all outstanding rights pursuant to the Tax Benefits Preservation Plan, dated as of February 10, 2024, by and between ContextLogic and Equiniti Trust Company, LLC (“Equiniti”) as rights agent (the “Tax Benefits Preservation Plan”). These rights were settled by ContextLogic in cash pursuant to and in accordance with the terms and conditions of the Tax Benefits Preservation Plan, with the plan subsequently terminated as a closing condition of the reorganization.

Pursuant to the reorganization, each outstanding share of ContextLogic Class A Common Stock (“Common Stock”) was exchanged for one share of ContextLogic Holdings Common Stock on a 1-for-1 basis, with Equiniti acting as the exchange agent. The Common Stock will begin trading on an exchanged basis on the OTCQB Market when the market opens on August 7, 2025, under its current trading symbol “LOGC”. The CUSIP number for the Common Stock following the exchange will be 21078F109. The stock exchange does not reduce the number of authorized shares of the Company’s Common Stock, which will remain at 3,000,000,000, nor change the par value of the Common Stock, which will remain at $0.0001 per share.

The reorganization does not affect the Company’s leadership structure. ContextLogic Holdings’ Board of Directors and executive management team remain the same as those of ContextLogic Inc. immediately prior to the reorganization. The Company’s consolidated financial condition, assets, and liabilities remain unchanged as a result of the reorganization.

About ContextLogic Holdings Inc

ContextLogic Holdings Inc. is a publicly traded company currently seeking to develop and grow a de novo business and finance potential future bolt-on acquisitions of assets or businesses that are complementary to its operations. For more information on ContextLogic Holdings, please visit ir.contextlogic.com.

Investor contact

Lucy Simon, ContextLogic
ir@contextlogic.com

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding ContextLogic’s reorganization and the reorganization implementation timeline, outlook, priorities, strategic direction, and other quotes of management. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on risks that could affect ContextLogic’s results is included in its filings with the Securities and Exchange Commission (“SEC”), including the amended and restated Proxy Statement/Prospectus filed on June 18, 2025, the additional definitive proxy soliciting materials filed on July 3, 2025, the Annual Report on Form 10-K for the year ended December 31, 2024, as amended by Amendment No. 1 thereto, filed with the SEC on March 12, 2025 and April 17, 2025, respectively, the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 9, 2025 and as further updated from time to time by ContextLogic’s subsequent filings with the SEC, which could cause actual results to vary from expectations. Any forward-looking statement made by ContextLogic in this news release speaks only as of the day on which ContextLogic makes it. ContextLogic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.